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                                                                      EXHIBIT 99


                   [National Auto Finance Company, Inc. Logo]


Contact: Joel B. Ronkin
         Vice President
         (904) 996-2500


                       NATIONAL AUTO FINANCE COMPANY, INC.
                       ANNOUNCES THIRD QUARTER RESULTS AND
                      FRAMEWORK OF FINANCIAL RESTRUCTURING


JACKSONVILLE, Fla. (November 16, 1998) - National Auto Finance Company, Inc. (Nasdaq/NM:NAFI) today reported a net loss of approximately $5.7 million, or $0.63 per share, for the third quarter ended September 30, 1998, compared with a net loss of approximately $8.8 million, or $1.25 per share, for the year-earlier period. Total revenue for the third quarter of 1998 was approximately $1.1 million, compared with total revenue of approximately ($8.6) million for the third quarter of 1997 arising from previously reported SFAS No. 125 adjustments.

         For the nine months ended September 30, 1998, the Company reported a net loss of approximately $15.2 million, or $1.68 per share, compared with a net loss of approximately $14.8 million, or $2.11 per share, for the year-earlier period. Total revenue for the first nine months of 1998 was approximately $7.0 million, compared with total revenue of approximately ($600,000) for the first nine months of 1997.

         The third quarter 1998 loss was primarily the result of a significant decline in loan origination volume during the quarter, arising from the Company's decision to temporarily curtail loan originations to allow the Company to preserve its cash and manage volume to warehouse line availability while undertaking a debt and operational restructuring, in light of the losses recently incurred by the Company. Purchases of motor vehicle retail installment sales contracts from automobile dealers totaled $3.4 million for the quarter ended September 30, 1998, a decrease of 93% over loan purchase volume of $51.2 million for the prior-year period.

         Delinquencies increased during the third quarter ended September 30, 1998, relative to the second quarter ended June 30, 1998. Loans that were 31 days or more delinquent as of September 30, 1998, represented 10.11% of the Company's average servicing portfolio, up from 9.10% as of June 30, 1998. The ratio of loans that were 61 days or more delinquent was 3.63%, up from 2.42% as of June 30, 1998. The Company believes that the overall increase in delinquencies experienced in the third quarter was primarily due to the decline in loan originations and the disruption in collection activities associated with the Company's conversion from its outside servicer's computer systems to its new internal computer system. The disruption relating to the system conversion has had and may continue to have a negative impact on the performance of the Company's loan portfolio. The Company has violated certain portfolio performance tests in its insurance agreements with its securitized trust insurer. Because of these violations, in August,



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NAFI Reports Third Quarter Results
Page 2
November 16, 1998
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September and October 1998, the Company did not receive the excess cash flows from its four permanent securitization trusts that it would otherwise have been entitled to receive. The Company is currently in discussions with its securitized trust insurer regarding waivers of those violations that will allow the Company to resume receiving excess cash flows from those trusts and the form and amount of the consideration to be paid by the Company for such waivers. There can be no assurance, however, that the Company will be successful in such discussions.

         As previously disclosed, the Company is in violation of various financial covenants in agreements with its Senior Subordinated Noteholders and is in violation of certain non-financial covenants with its warehouse lender, First Union National Bank. In an effort to deal with these difficulties and to place the Company on a more solid and certain financial footing, the Company has been engaged in ongoing discussions with its Noteholders, First Union and certain of its equityholders. These discussions recently have led to the execution of a term sheet with such Noteholders and equityholders that sets forth the framework for a financial restructuring of the Company and the resolution of certain issues between the parties. The term sheet provides for, among other things: (1) the waiver of the past financial covenant violations;
(2) the amendment of such financial covenants for the two-year period following the consummation of the restructuring; (3) granting the Company the option to pay during that two-year period fifty percent (50%) of the interest owed on the Senior Subordinated Notes through the issuance of additional debt securities that are convertible into common stock; (4) the issuance of common stock to the Noteholders as consideration for the waivers and amendments granted to the Company; (5) the granting of three additional seats on the Company's Board of Directors to the Noteholders; and (6) the execution of full and complete releases by and among the Company and the Noteholders. Moreover, the term sheet provides for the issuance of additional common stock to those Noteholders that also purchased common stock of the Company at the time of their debt investment in exchange for the execution of full and complete releases of any claims arising by virtue of those Noteholders' equity investment. The term sheet, however, is an expression of intent only among the parties, and none of the parties to that term sheet are required to consummate the transactions contemplated therein until an agreement satisfactory to all parties is negotiated and executed by the parties and all conditions precedent to closing have been satisfied or waived.

         One of the most significant conditions precedent to closing the transactions set forth in the term sheet is that the Company reach agreement with First Union, in form and substance satisfactory in all respects to each of the Noteholders and the Company in their sole discretion, to provide capital resources and financial liquidity sufficient to meet the Company's financial needs for a period of at least two years following the date of the restructuring. To that end, the Company has received term sheets from First Union that provide for, among other things, the extension of the Company's warehouse line for an additional two years (through December 21, 2000) and the purchase by First Union of up to $15 million of subordinated asset-backed debt securities in connection with the Company's securitizations over the next two years. The Company is also engaged in discussions with First Union regarding the extension of the Company's loan origination referral agreement with First Union for an additional year (through April 15, 2001). There is no assurance, however, that the Company will be able to reach agreement with First Union on the terms of these proposed facilities or arrangements to the extent necessary to satisfy the Noteholders' conditions precedent, in which event the


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NAFI Reports Third Quarter Results
Page 3
November 16, 1998
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restructuring of the Senior Subordinated Notes described above may not be consummated and the Company may not be able to fund the purchase of additional loans on an ongoing basis through the First Union facility.

         National Auto Finance also today announced that it has requested a hearing before The Nasdaq Stock Market, Inc. to permit the Company the opportunity to provide details of its business plan and restructuring in furtherance of a request for additional time to enable the Company to reestablish compliance with the Nasdaq listing requirements. Nasdaq has informed the Company that no delisting will occur prior to a hearing. Nasdaq had previously advised the Company that its common stock would be delisted on November 17, 1998 if it failed to comply with the $5 million public float requirement by November 13, 1998, or on December 3, 1998 if it failed to comply with the $1 minimum bid price requirement by December 1, 1998. There can be no assurance, however, that the Company will not be delisted.

         The Company also announced today that it has completed the transition of all operations to its Jacksonville, Florida facility. In connection with that transition, the Company closed its Boca Raton, Florida offices.

         The Company also announced that on October 29, 1998, a class action lawsuit was filed in the United States District Court for the Southern District of Florida on behalf of the named plaintiff and others who purchased the common stock of the Company during the period January 29, 1997 through April 15, 1998. The Complaint charges the Company and certain of its current and former officers and directors with violating federal securities laws. The Company was only recently served with the complaint and its response is not yet due.

         National Auto Finance is a specialized consumer finance company engaged in the purchase, securitization and servicing of automobile loans primarily originated by manufacturer-franchised automobile dealers for non-prime consumers. The Company markets its products and services to dealers through the efforts of its direct sales force and through strategic referral and marketing alliances with financial and other institutions that have established relationships with dealers.

         This news release contains statements that are forward-looking statements within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated. Primary factors that could cause actual results to differ include the availability of financing on terms and conditions acceptable to the Company, the ability of the Company to securitize its finance contracts in the asset-backed securities market on terms and conditions acceptable to the Company, and changes in the quality or composition of the serviced loan receivable portfolio. Certain of these as well as other factors are described in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and in certain other reports filed by the Company with the Securities and Exchange Commission.



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NAFI Reports Third Quarter Results
Page 4
November 16, 1998
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                       NATIONAL AUTO FINANCE COMPANY, INC.
                      STATEMENTS OF OPERATIONS (Unaudited)
                 (In thousands, except earnings per share data)


                                                     THIRD QUARTER ENDED     NINE MONTHS ENDED
                                                        SEPTEMBER 30,          SEPTEMBER 30,
                                                  -----------------------  --------------------
                                                     1998        1997        1998        1997
                                                  ----------  -----------  --------   ---------
                                                              (Restated)              (Restated)
Revenue:
   Securitization related income                  $ (1,439)   $ (9,694)   $     15    $ (3,521)
   Servicing income                                  1,972         863       4,887       2,238
   Interest income                                     555         168       1,850         536
   Other income                                         45          43         201         176
                                                  --------    --------    --------    --------
     Total revenue                                   1,133      (8,620)      6,953        (571)
                                                  --------    --------    --------    --------

Expenses:
   External servicing expenses                         213         903       2,899       2,278
   Internal servicing expenses                         681         998       2,625         998
   Interest expense                                  2,107         342       5,750       1,103
   Salaries and employee benefits                    2,301       1,597       5,603       4,591
   Direct loan acquisition expenses                    188         936       1,411       2,502
   Depreciation and amortization                       245         148         664         541
   Other operating expenses                          1,008         265       3,033       2,086
                                                  --------    --------    --------    --------
     Total expenses                                  6,743       5,189      21,985      14,099
                                                  --------    --------    --------    --------

Loss before income taxes                            (5,610)    (13,809)    (15,032)    (14,670)
Income taxes                                            --         332          --          --
                                                  --------    --------    --------    --------
     Net loss before taxes from reorganization
       of partnership                               (5,610)    (14,141)    (15,032)    (14,670)
Income taxes from reorganization of partnership         --      (5,416)         --          --
                                                  --------    --------    --------    --------
     Net loss                                       (5,610)     (8,725)    (15,032)    (14,670)
Preferred stock dividends                               40          40         120         108
                                                  --------    --------    --------    --------
Loss attributed to common shareholders            $ (5,650)   $ (8,765)   $(15,152)   $(14,778)
                                                  ========    ========    ========    ========

Per share data:
   Loss per common share - basic                  $  (0.63)   $  (1.25)   $  (1.68)   $  (2.11)
   Loss per common share - diluted                $  (0.63)   $  (1.25)   $  (1.68)   $  (2.11)

Weighted average common shares outstanding:
   Basic                                             9,031       7,026       9,031       6,994
   Diluted                                           9,031       7,026       9,031       6,994


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NAFI Reports Third Quarter Results
Page 5
November 16, 1998
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                       NATIONAL AUTO FINANCE COMPANY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)


                                                                                  SEPTEMBER 30,     DECEMBER 31,
                                                                                      1998              1997
                                                                                  -------------    -------------
                                                                                   (Unaudited)
Assets:
    Cash and cash equivalents                                                     $      15,613    $      26,467
    Retained interest in securitizations, at fair value                                  46,579           31,569
    Furniture, fixtures and equipment, net                                                3,717            2,262
    Deferred financing costs                                                              2,898            2,539
    Related party receivables                                                                --              155
    Other assets                                                                            999            1,883
                                                                                  -------------    -------------
       Total assets                                                               $      69,806    $      64,875
                                                                                  =============    =============

Liabilities:
    Accounts payable and accrued expenses                                         $       1,964    $       3,260
    Accrued interest payable - related parties                                               78               39
    Accrued interest payable - senior subordinated notes                                  1,187              132
    Accrued interest payable - notes                                                         --               50
    Junior subordinated notes - related parties                                           1,940            1,940
    Senior subordinated notes                                                            53,310           34,546
    Notes payable                                                                         1,141            1,614
                                                                                  -------------    -------------
       Total liabilities                                                                 59,620           41,581

Mandatorily redeemable preferred stock                                                    2,375            2,336

Total stockholders' equity                                                                7,811           20,958
                                                                                  -------------    -------------
       Total liabilities, mandatorily redeemable preferred stock and
          stockholders' equity                                                    $      69,806    $      64,875
                                                                                  =============    =============


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